Exhibit 1

Sales of Acadia Realty Trust (AKR) by Yale University on 3/07/2006:
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 69,471       22.30
 24,204       22.35
 92       22.37
 647       22.40
 92       22.41
 1,109       22.42
 4,989       22.43
 739       22.44
 92       22.45
 1,016       22.46
 831       22.50
 1,016       22.51
 277       22.52
 462       22.53
 92       22.54
 924       22.55
 185       22.59
 92       22.66
 185       22.75
 185       22.79
 1,109       22.86

Total: 107,809 shares sold

Sales of Acadia Realty Trust (AKR) by The Yale University Retirement Plan for Staff
Employees ("YURPSE") on 3/07/2006
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 5,729       22.30
 1,996       22.35
 8       22.37
 53       22.40
 8       22.41
 91       22.42
 411       22.43
 61       22.44
 8       22.45
 84       22.46
 69       22.50
 84       22.51
 23       22.52
 38       22.53
 8       22.54
 76       22.55
 15       22.59
 8       22.66
 15       22.75
 15       22.79
 91       22.86

Total: 8,891 shares sold

2